Exhibit 23.2 – E&Y Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-253816) of Intercontinental Exchange, Inc.,

(2)	Registration Statement (Form S-4 No. 333-265709) of Intercontinental Exchange, Inc.

(3)

Registration Statement (Form S-8 No. 333-264955) pertaining to the Intercontinental Exchange, Inc. 2022 Omnibus Employee Incentive Plan and the Intercontinental Exchange, Inc. 2022 Omnibus Non-Employee Director Incentive Plan

(4)	Registration Statement (Form S-8 No. 333-225065) pertaining to the Intercontinental Exchange, Inc. 2018 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-218169) pertaining to the Intercontinental Exchange, Inc. 2017 Omnibus Employee Incentive Plan, and

(6)

Registration Statement (Form S-8 No. 333-192301) pertaining to the Intercontinental Exchange, Inc. 2013 Omnibus Employee Incentive Plan, the Intercontinental Exchange Group, Inc. 2013 Omnibus Non-Employee Director Incentive Plan, the Intercontinental Exchange, Inc. 2009 Omnibus Incentive Plan, the Intercontinental Exchange, Inc. 2003 Restricted Stock Deferral Plan for Outside Directors, the Intercontinental Exchange, Inc. 2000 Stock Option Plan, and the NYSE Euronext Omnibus Incentive Plan;

of our report dated March 31, 2022, with respect to the consolidated financial statements of Bakkt Holdings, Inc. included in this Annual Report (Form 10-K/A) of Intercontinental Exchange, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 15th, 2023

66    Amendment No. 1 to 2022 10-K    INTERCONTINENTAL EXCHANGE